Exhibit h.4.i

EXHIBIT B

THIS EXHIBIT B, amended and restated effective as of November 17, 2014, is Exhibit B to that certain Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended, by and among Virtus Fund Services, LLC, each of the investment companies and the Portfolios listed below and BNY Mellon Investment Servicing (US) Inc.

PORTFOLIOS

GROUP A

Virtus Equity Trust

Virtus Balanced Fund
Virtus Growth & Income Fund

Virtus Mid-Cap Core Fund
Virtus Mid-Cap Growth Fund

Virtus Contrarian Value Fund

(f/k/a Virtus Mid-Cap Value Fund)
Virtus Quality Large-Cap Value Fund

Virtus Quality Small-Cap Fund

Virtus Small-Cap Core Fund

Virtus Small-Cap Sustainable Growth Fund
Virtus Strategic Growth Fund

Virtus Tactical Allocation Fund

Virtus Insight Trust

Virtus Emerging Markets Opportunities Fund
Virtus Low Duration Income Fund

Virtus Tax-Exempt Bond Fund

Virtus Opportunities Trust

Virtus Bond Fund

Virtus CA Tax-Exempt Bond Fund
Virtus Disciplined Equity Style Fund

Virtus Disciplined Select Bond Fund

Virtus Disciplined Select Country Fund
Virtus Emerging Markets Debt Fund

Virtus Emerging Markets Equity Income Fund

Virtus Emerging Markets Small-Cap Fund
Virtus Foreign Opportunities Fund

Virtus Global Commodities Stock Fund
Virtus Global Dividend Fund

Virtus Global Opportunities Fund
Virtus Global Real Estate Securities Fund

Virtus International Equity Fund

Virtus Greater Asia ex Japan Opportunities Fund
Virtus Greater European Opportunities Fund
Virtus Herzfeld Fund

Virtus High Yield Fund

Virtus International Real Estate Securities Fund

Virtus International Small Cap Fund
Virtus Low Volatility Equity Fund

Virtus Multi-Sector Intermediate Bond Fund
Virtus Multi-Sector Short Term Bond Fund

Virtus Real Estate Securities Fund
Virtus Senior Floating Rate Fund
Virtus Wealth Masters Fund

Virtus International Wealth Masters Fund

FUNDS OF FUNDS

Virtus Alternatives Diversifier Fund
Virtus AlphaSector® Rotation Fund
Virtus Dynamic AlphaSector® Fund
Virtus Premium AlphaSector® Fund

Virtus Allocator Premium AlphaSector® Fund
Virtus Global Premium AlphaSector® Fund

GROUP B

VIRTUS VARIABLE INSURANCE TRUST

Virtus International Series

Virtus Capital Growth Series
Virtus Small-Cap Growth Series

Virtus Small-Cap Value Series
Virtus Multi-Sector Fixed Income Series

Virtus Growth & Income Series
Virtus Strategic Allocation Series
Virtus Real Estate Securities Series

Virtus Premium AlphaSector Series

GROUP C

VIRTUS ALTERNATIVE SOLUTIONS TRUST

Virtus Alternative Income Solution Fund
Virtus Alternative Total Solution Fund
VATS Offshore Fund, LTD. 1

Virtus Alternative Inflation Solution Fund
Virtus Strategic Income Fund

[Signature page follows.]

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1 Fees will be included with those fees charged to the Portfolio that holds the Cayman subsidiary.

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Exhibit B to be executed by their officers designated below effective as of the date and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

By:       /s/ William Greilich
Name:  William Greilich
Title:    Managing Director

VIRTUS FUND SERVICES, LLC

By:        /s/ W. Patrick Bradley

Name:   W. Patrick Bradley

Title:     Sr. Vice President & Chief Financial Officer

VIRTUS MUTUAL FUNDS:
VIRTUS EQUITY TRUST
VIRTUS INSIGHT TRUST

VIRTUS OPPORTUNITIES TRUST

VIRTUS VARIABLE INSURANCE TRUST
VIRTUS ALTERNATIVE SOLUTIONS TRUST
VATS OFFSHORE FUND, LTD.

Each on behalf of itself and its Portfolios only

By:        /s/ Amy Hackett

Name:   Amy Hackett

Title:     Vice President & Asst. Treasurer